                            SCHEDULE 14A INFORMATION

              Proxy Statement Pursuant to Section 14(a) of the
                       Securities Exchange Act of 1934

Filed by the Registrant /x/
Filed by a Party other than the Registrant / /
Check the appropriate box:
/ /  Preliminary Proxy Statement
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Section 240 .14a-11(c) or Section
     240.14a-12


                             MICROS Systems, Inc.
           ------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                             MICROS Systems, Inc.
           ------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

        1)  Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------

        2)  Aggregate number of securities to which transaction applies:

        -----------------------------------------------------------------------

        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act 0-11:(1)

        -----------------------------------------------------------------------

        4)  Proposed maximum aggregate value of transaction:

        -----------------------------------------------------------------------

(1)Set forth the amount on which the filing fee is calculated and state how it was determined.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        1)  Amount Previously Paid:
                                   --------------------------------------------

        2)  Form, Schedule or Registration Statement No.:
                                                         ----------------------

        3)  Filing Party:
                         ------------------------------------------------------

        4)  Date Filed:
                       --------------------------------------------------------

                              MICROS SYSTEMS, INC.

                             12000 BALTIMORE AVENUE
                        BELTSVILLE, MARYLAND  20705-1291

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON NOVEMBER 17, 1995


     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of MICROS Systems, Inc., ("MICROS" or the "Company") will be held at 2:00 p.m. Eastern Standard Time on Friday, November 17, 1995, at the corporate offices of MICROS, 12000 Baltimore Avenue, Beltsville, Maryland, for the following purposes:

     (1)  To elect five directors to serve for a one-year term (Proposal 1); and

     (2) To approve the appointment of Price Waterhouse LLP as independent public accountants for the 1996 fiscal year (Proposal 2); and

     (3) To approve an amendment to the Company's 1991 Stock Option Plan (Proposal 3); and

     (4) To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

     The close of business on October 2, 1995, has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. Only holders of Common Stock of record at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. The transfer books of the Company will not be closed.

                              By Order of the Board of Directors,



                              Judith F. Wilbert
                              Corporate Secretary

Beltsville, Maryland
October 16, 1995





IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO BE PRESENT IN PERSON AT THE ANNUAL MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                              MICROS SYSTEMS, INC.

                             12000 BALTIMORE AVENUE
                        BELTSVILLE, MARYLAND  20705-1291

                                PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS

                              NOVEMBER 17, 1995

                      VOTING RIGHTS AND PROXY SOLICITATION


   This Proxy Statement is furnished to stockholders of MICROS Systems, Inc. ("MICROS" or the "Company") in connection with the solicitation by the Board of Directors of MICROS of proxies to be used at the Annual Meeting of Stockholders to be held on Friday, November 17, 1995 at 2:00 p.m. Eastern Standard Time at the corporate offices of MICROS, 12000 Baltimore Avenue, Beltsville, Maryland 20705-1291 and at any adjournments thereof.

   It is anticipated that this Proxy Statement and form of proxy will initially be mailed to stockholders on or about October 16, 1995.

   If the enclosed form of proxy is properly executed and returned to the Company in time to be voted at the Annual Meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. EXECUTED BUT UNMARKED PROXIES WILL BE VOTED FOR THE ELECTION OF MANAGEMENT'S NOMINEES FOR DIRECTORS AND FOR ALL OTHER PROPOSALS. If any other matters are properly brought before the Annual Meeting, the persons named in the accompanying proxy will vote the shares represented by such proxies on such matters according to their best judgment.

   The presence of a stockholder at the Annual Meeting will not automatically revoke such stockholder's proxy. Stockholders may, however, revoke a proxy at any time prior to its exercise by filing with the Secretary of the Company a written notice of revocation, by delivering to the Company a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.

   The cost of solicitation of proxies in the form enclosed herewith will be borne by the Company. In addition to the solicitation of proxies by mail, the Company, through its Directors, officers and regular employees, may also solicit proxies personally or by telephone or telegraph. The Company will request persons, firms and corporations holding shares in their names or in the name of their nominees, which are beneficially owned by others, to send proxy material to and obtain proxies from such beneficial owners and will reimburse such holders for their reasonable out-of-pocket expenses in doing so. The Company may retain a proxy solicitor if it were to determine subsequently that such action is appropriate.

   The securities which can be voted at the Annual Meeting consist of shares of Common Stock of the Company with each share entitling its owner to one vote. The close of business on October 2, 1995 has been fixed as the record date for determination of stockholders entitled to vote at the meeting. The number of shares outstanding on October 2, 1995 was 7,871,280. The presence in person or by proxy of stockholders holding of record a majority of all votes entitled to be cast at the Annual Meeting is necessary to constitute a quorum.

   A majority of all votes cast at the meeting, a quorum being present, is required for the adoption of each of the Proposals. Under applicable Maryland law, proxies marked as abstentions and broker non-votes (where a nominee holding shares for a beneficial owner has not received voting instructions from the beneficial owner with respect to a particular matter and such nominee does not possess or choose to exercise discretionary authority with respect thereto) will be considered as present at the meeting for purposes of determining existence of a quorum but not entitled to vote with respect to the particular matter and will therefore have no effect on the vote. A proxy marked to withhold a vote from a nominee in the case of election of Directors shall have the effect of a negative vote. Each stockholder of record on the record voting date is entitled to one vote per share. There are no cumulative voting rights.

   A COPY OF THE COMPANY'S ANNUAL REPORT TO STOCKHOLDERS FOR ITS FISCAL YEAR ENDED JUNE 30, 1995 ACCOMPANIES THIS PROXY STATEMENT. THE COMPANY HAS FILED AN ANNUAL REPORT ON FORM 10-K FOR ITS FISCAL YEAR ENDED JUNE 30, 1995 WITH THE SECURITIES AND EXCHANGE COMMISSION. STOCKHOLDERS MAY OBTAIN, FREE OF CHARGE, A COPY OF SUCH ANNUAL REPORT ON FORM 10-K BY WRITING TO THE CORPORATE SECRETARY AT THE COMPANY'S ADDRESS SET FORTH ABOVE.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT


    Set forth below is the number of shares of the Company's Common Stock and the percentage of total outstanding shares beneficially owned by each Director of the Company, the Chief Executive Officer, the four most highly compensated executive officers, all Directors and executive officers as a group and, to the knowledge of the Company, all persons beneficially owning 5% or more of the Company's Common Stock as of August 31, 1995. Also set forth below is the address of each such 5% beneficial owner.

                                                           NUMBER OF SHARES OF COMMON
                                                         STOCK BENEFICIALLY OWNED AS OF               PERCENT OF
 INDIVIDUAL OR GROUP (1)                                       AUGUST 31, 1995 (2)                      CLASS
 ---------------------------------------------------   ----------------------------------        -------------------
 Louis M. Brown, Jr. . . . . . . . . . . . . . . . .                21,000                          Less than 1%
  Director/Chairman of the Board

 Daniel A. Cohen,. . . . . . . . . . . . . . . . . .                 2,400                          Less than 1%
  Director

 Alan M. Voorhees, . . . . . . . . . . . . . . . . .                20,000 (3)                      Less than 1%
  Director

 Edward T. Wilson, . . . . . . . . . . . . . . . . .                16,000 (4)                      Less than 1%
  Director

 T. Paul Armstrong,. . . . . . . . . . . . . . . . .                16,334 (5)                      Less than 1%
  Senior Vice President,
  Research and Development

 Daniel G. Interlandi,. . . . . . . . . . . . . . .                 10,050 (6)                      Less than 1%
  Senior Vice, President, Sales and Marketing

 Gary C. Kaufman, . . . . . . . . . . . . . . . . .                    600 (7)                      Less than 1%
  Vice President, Finance and Administration/
  Chief Financial Officer

 Ronald J. Kolson,. . . . . . . . . . . . . . . . .                 48,000 (8)                      Less than 1%
  Executive Vice President, Chief
  Operating Officer

 Directors and Executive Officers. . . . . . . . . .               134,384 (9)                           1.7%
  as a group (11 persons,
  including the above named 4 officers)

 Westinghouse Holdings Corporation. . . . . . . . .              3,849,123                              49.0%
   Westinghouse Building
   Gateway Center
   Pittsburgh, PA  15222

Notes:

     (1) A.L. Giannopoulos, Director, President and Chief Executive Officer, does not beneficially own any shares of Common Stock at August 31, 1995. Mr. Giannopoulos beneficially owns 1,550 shares of Westinghouse common stock and has options, currently exercisable, to purchase 55,000 shares of Westinghouse stock. Claudia E. Morf, Director, does not beneficially own any shares of Common Stock at August 31, 1995. Ms. Morf beneficially owns 401 shares of Westinghouse common stock and has options, currently exercisable, to purchase 90,000 shares of Westinghouse common stock. Effective September 22, 1995, Ms. Morf resigned as a member of the Company's Board. Fredric G. Reynolds, Director, does not beneficially own any shares of Common Stock at August 31, 1995. Mr. Reynolds beneficially owns 8,000 shares of Westinghouse common stock and has options, currently exercisable, to purchase 287,000 shares of Westinghouse common stock. Effective September 22, 1995, Mr. Reynolds resigned as a member of the Company's Board of Directors.

     (2) Information with respect to beneficial ownership is based on information furnished by each shareholder. Sole voting and sole investing power is exercised by each individual.

     (3) Does not include 30,000 shares held by irrevocable trusts created for the benefit of the adult children of Mr. Voorhees, with respect to which he disclaims any beneficial interest.

     (4) Mr. Wilson disclaims any beneficial interest in 23,500 shares of Common Stock, not included here, held in custody for his dependent children.

     (5) Represents options to purchase 16,334 shares of Common Stock which are exercisable as of or within 60 days of August 31, 1995.

     (6) Includes options to purchase 10,000 shares of Common Stock which are exercisable as of or within 60 days of August 31, 1995.

     (7) Mr. Kaufman beneficially owns 2,400 shares of Westinghouse common stock (less than 1%).

     (8) Includes options to purchase 20,500 shares of Common Stock which are exercisable as of or within 60 days of August 31, 1995.

     (9) Includes stock options for the purchase of 46,834 shares of Common Stock which are exercisable as of or within 60 days of August 31, 1995 and assumes 7,906,065 shares outstanding upon the exercise of such options.

    As of August 31, 1995, CEDE & Co., nominee for Stock Clearing Corporation, Box 20, Bowling Green Station, New York, New York, a central certificate service, held of record 3,659,304 shares (46.6%) of the outstanding shares of Common Stock. Those shares are believed to be owned beneficially by a large number of beneficial owners and, except as indicated in this table, the Company is not aware of any other individual or group owning beneficially more than 5% of the outstanding Common Stock.

    As of August 31, 1995, Westinghouse Holdings Corporation ("Holdings"), a wholly-owned subsidiary of Westinghouse Electric Corporation ("Westinghouse"), beneficially owned 49% of the outstanding shares of Common Stock of the Company. On September 19, 1995, Holdings sold all of its 3,849,123 shares of the Common Stock of the Company. As of September 30, 1995, neither Westinghouse nor any of its affiliates owned any of the Common Stock of the Company.

                             ELECTION OF DIRECTORS
                                  (PROPOSAL 1)

   Unless otherwise specified on the proxy, it is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy for the election of Directors of the nominees listed below for the ensuing year. Management believes that all such nominees will stand for election and will serve if elected as Directors. However, if any person nominated by management fails to stand for election or is unable to accept election, the proxies will be voted for the election of such other person or persons as management may recommend.

   Pursuant to the Company's By-Laws, the number of Directors shall be no less than five and no more than nine. Directors are elected for a term of one year and until their successors are elected and qualified. There are currently five Directors and the Board has nominated five individuals for election. Proxies cannot be voted for a greater number of persons than the five nominees named.

   During the fiscal year ended June 30, 1995, the Board of Directors held five regular meetings and four special meetings. Each incumbent Director attended more than 75% of the aggregate of the total number of meetings of the Board of Directors and meetings of committees of the Board of Directors of which he was a member.

   The Board of Directors had an Audit Committee for fiscal 1995. The Audit Committee was chaired by Mr. Wilson, and included Mr. Voorhees and Mr. Carroll
H. Johnson, until his resignation from the Company's Board effective August 23, 1995. The Audit Committee for fiscal 1996 is comprised of Mr. Wilson as its Chairman, Mr. Brown and Mr. Voorhees. The Audit Committee reviews the financial statements of the Company and the scope of the independent annual audit and internal audits. It also reviews the Company's internal accounting procedures and the independent accountants' recommendations to management concerning the effectiveness of the Company's internal financial and accounting controls. In addition, the Audit Committee reviews and recommends to the Board of Directors the firm to be engaged as the Company's independent accountants. The Audit Committee also examines and considers other matters relating to the financial affairs of the Company as it determines appropriate. The Audit Committee met two times during the fiscal year ended June 30, 1995. Representatives of Price Waterhouse LLP have attended both meetings of the Audit Committee in fiscal 1995.

   The Company in the past has used a Stock Option Committee to administer the Company's 1991 Stock Option Plan, as amended (the "1991 Option Plan") and the Company's 1981 Stock Option Plan. During the past fiscal year, there was one meeting of the Stock Option Committee. Further, in fiscal 1995, the Board of Directors participated in the administration of the 1991 Option Plan. Additionally, the Board of Directors had no standing Compensation Committee during the fiscal year ended June 30, 1995. For fiscal 1996, the Board of Directors has established a Compensation Committee comprised of Mr. Brown, who is the Compensation Committee chairman, Mr. Voorhees and Mr. Wilson. The Board of Directors has assigned the Compensation Committee with the function of providing analysis and recommendations to the Board of Directors with respect to, among other things, executive compensation and the issuance of stock options under the 1991 Option Plan. Accordingly, the former Stock Option Committee was disbanded.

   Further, the Board of Directors has established a Nominating Committee comprised of Mr. Giannopoulos, who is the Nominating Committee chairman, Mr. Brown, Mr. Voorhees and Mr. Wilson. The Nominating Committee has been assigned with the responsibility of identifying and interviewing individuals who may be qualified to serve as new Board members. The Nominating Committee shall act unilaterally, and accordingly, will not currently consider proposed recommendations from shareholders.

   At the Annual Meeting on November 11, 1994, the holders of 7,828,424 outstanding shares of Common Stock were eligible to cast votes in the election of Directors. Of such shares, 83.78% were present in person or by proxy and voted or withheld authority to vote in the election of Directors.

                           INFORMATION AS TO NOMINEES

   The following table sets forth the names of management's nominees for election as Directors to serve until the next Annual Meeting and until their successors are elected and qualified. Also set forth is certain other information, some of which has been obtained from the Company's records and some of which has been supplied by the nominees, with respect to each nominee's principal occupation or employment, his background, his age as of August 31, 1995, the periods during which he has served as a Director of the Company and positions held with the Company.

NOMINEES FOR              DIRECTOR                                       POSITION
DIRECTORS                   SINCE                                     HELD IN MICROS
--------------------       ------                     -----------------------------------------------
Louis M. Brown, Jr.         1977                      Director, Chairman of the Board
Daniel A. Cohen             1992                      Director
A.L. Giannopoulos           1992                      Director, President and Chief Executive Officer
Alan M. Voorhees            1982                      Director
Edward T. Wilson            1981                      Director

   Louis M. Brown, Jr., 52, has been a Director of the Company since 1977. Mr. Brown held the position of President/Chief Executive Officer from January 1986 until his appointment as Chairman of the Board in January 1987. He is also Chairman of IDEAS, Inc., a supplier of high technology, custom-engineered products and services with whom the Company has a product purchasing agreement, through Granite Communications, Inc., a corporation in which IDEAS currently holds a minority interest. Mr. Brown also serves as President/Chief Executive Officer and as a Director of Autometric, Inc. and Chairman of Planning Systems, Inc. Mr. Brown also serves as a board member of Integral Systems, Inc. He is a graduate of The Johns Hopkins University (B.E.S.-E.E.).

   Daniel A. Cohen, 40, has been a Director since November 1992. He is Managing Director and was a principal shareholder of D.A.C. Systemes/MICROS France, a current subsidiary and distributor of the Company's products, and is
Managing Director of Fidelio France S.A.   In 1983, Mr. Cohen had worked for
the former distributor in France, prior to starting the representation in Israel. In 1986, he founded D.A.C. Systemes and took over the distribution of products in France. In 1992, the Company acquired a 15% equity interest in Mr. Cohen's company and the name was changed to D.A.C. Systemes/MICROS France. An additional 8% equity interest was acquired by the Company in fiscal 1994, and the remainder of the stock was acquired by the Company in August 1995. Mr. Cohen is a graduate of the Hotel School of Lausanne, Switzerland, from which he holds a Masters degree in Hotel Administration.

   A.L. Giannopoulos, 55, has been a Director since March 1992, and was elected President and Chief Executive Officer in May 1993. Effective June 1, 1995, Mr. Giannopoulos resigned as General Manager of the Westinghouse Information and Security Systems Divisions, having been with Westinghouse for 30 years, and was hired by the Company pursuant to an Employment Agreement to terminate December 31, 1999. In prior assignments at Westinghouse, Mr. Giannopoulos was General Manager of the Automation Division and National Industrial Systems Sales Force, Industries Group. Mr. Giannopoulos is a graduate of Lamar University with a Bachelor of Science degree in Electrical Engineering.

   Alan M. Voorhees, 72, has been a Director of the Company since 1982. He is Chairman of Summit Enterprises, Inc. of Virginia, a privately-held investment company. Mr. Voorhees also is the Chairman of the Board of Autometric, Inc., and a member of the Board of Directors of both Atlantic Southeast Airlines, Inc. and IDEAS, Inc. with whom the Company has a product purchasing agreement, through Granite Communications, Inc., a corporation in which IDEAS currently holds a minority interest. Mr. Voorhees is a graduate of Rensselaer Polytechnic Institute and holds a Masters degree from Massachusetts Institute of Technology.

   Edward T. Wilson, 54, has been a Director of the Company since 1981. He is currently a private investment advisor and President of the Fund for Fine Arts. Previously, Mr. Wilson held senior management positions in domestic and international banking with Riggs National Bank and The Bank of America and in trade relations with the U.S. Chamber of Commerce and the U.S. Commerce Department. Mr. Wilson holds a doctorate in international relations from The Johns Hopkins University.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ELECTION OF THE FIVE NOMINEES AS DIRECTORS FOR THE NEXT YEAR.

                                  COMPENSATION

EXECUTIVE COMPENSATION

   The following table sets forth the total annual compensation paid or accrued by the Company for services in all capacities for the Chief Executive Officer and the four most highly compensated executive officers of the Company whose aggregate compensation exceeded $100,000.



SUMMARY COMPENSATION TABLE

                                                                               Long-Term
                                          Annual Compensation                 Compensation
                                   ---------------------------------------    ------------
  Name and                                                 Other              Securities
  Principal                                                Annual             Underlying              All Other
  Position                 Year     Salary   Bonus (1)    Compensation (2)    Options (#)         Compensation (3)
  -----------              ----    --------  ---------    ----------------    -----------         ----------------
 A.L. Giannopoulos (4)    1995   $  16,523    $  115,346     $        0           22,000               $        0
   President, Chief       1994         N/A
   Executive Officer      1993         N/A

 Ronald J. Kolson         1995     107,885        93,916              0           18,000                   49,924
   Executive Vice         1994      89,726        73,020              0             --                      2,819
   President, Chief       1993      83,623        45,684              0            9,000                    2,573
   Operating Officer

 T. Paul Armstrong        1995      86,986        86,576              0           17,000                   47,734
   Senior Vice            1994      83,271        75,499              0             --                      2,483
   President,             1993      79,877        41,580        161,994            8,000                    3,120
   Research and
   Development

 Daniel G. Interlandi     1995      91,463        86,576              0           17,000                   48,372
   Senior Vice            1994      86,723        75,499         62,500               --                    1,032
   President,             1993      76,519        42,633         35,000            6,000                      953
   Sales and Marketing

 Gary C. Kaufman          1995     105,117        49,646              0           14,000                   38,268
   Vice President,        1994         (5)
   Finance and            1993         N/A
   Administration,
   Chief
   Financial Officer

Notes:

     (1) Bonus - Bonuses were paid to all recipients pursuant to decisions made by the Board of Directors based on financial performance of the Company, including profitability and growth of the Company as measured by pre-tax income and net revenue, and satisfaction of individual performance objectives.

     (2) Represents the aggregate difference between the actual exercise price of options previously granted and the fair market value of the Common Stock sold during the year.

     (3) All Other Compensation - includes the Company's contributions to the 401(k) savings plan for the named executives for fiscal 1993 and 1994, and in fiscal 1995 of $2,701 for Mr. Armstrong, $1,874 for Mr. Interlandi, and $2,751 for Mr. Kolson. Also included in this column is the Westinghouse incentive bonus payments of $45,033 for Mr. Armstrong, $46,498 for Mr. Interlandi, $38,268 for Mr. Kaufman, and $47,173 for Mr. Kolson. Specifically, Westinghouse, as an incentive to 11 key officers to remain with the Company for a period of two years following June 1, 1995, agreed to make payments to such officers aggregating up to approximately $1.25 million, payable in three equal installments promptly after such date (subject to the officer remaining employed by the Company on the relevant payment date). In June 1995, the first installment of $409,100 was paid to these key officers of the Company.

     (4) Mr. Giannopoulos was elected President and Chief Executive Officer in May 1993. Inasmuch as he was a full-time employee of Westinghouse until May 31, 1995, he received no compensation in this capacity, nor stock options, until June 1, 1995. As of June 1, 1995, Mr. Giannopoulos became a full-time MICROS employee.

      (5) Mr. Kaufman was elected Vice President, Finance and Administration, Chief Financial Officer in May 1994. Inasmuch as he was a full-time employee of Westinghouse until July 31, 1994, he received no compensation in this capacity, nor was he eligible to receive stock options, until August 1, 1994. As of August 1, 1994, Mr. Kaufman became a full-time MICROS employee.

EMPLOYMENT AGREEMENTS

      The Company has entered into an Employment Agreement with Mr. Giannopoulos that expires on December 31, 1999. The Agreement provides that Mr. Giannopoulos will be paid an annual salary of $203,000 for fiscal 1996 and is eligible for a bonus targeted at $120,000 for fiscal 1996. The actual amount of the bonus is tied to certain performance criteria but cannot exceed 200% of the targeted amount. The annual salary and target bonus will each increase $10,000 each year of the Agreement.

      The Company has also entered into a Management Agreement with Mr. Cohen that expires on August 25, 2000. The Agreement provides for an annual salary of FF600,000 (approximately $119,000 at exchange rates in effect at the time the Agreement was executed) plus a bonus based on the future operating results of the subsidiaries that Mr. Cohen will be managing.

STOCK OPTIONS

    Certain full-time, salaried officers and employees (including Directors) and non-employee Directors of the Company and its subsidiaries are eligible to participate in the 1991 Option Plan which provides for the issuance of incentive stock options, non-qualified stock options and stock appreciation rights. The Company initially had an Option Plan which became effective as of November 25, 1981, and terminated on November 25, 1991. Unexercised options issued under the Company's 1981 Option Plan may be exercised according to their terms.

    The 1991 Option Plan currently in effect was approved by the stockholders at the Annual Meeting held on November 22, 1991 and amended at the Annual Meeting held on November 19, 1993. The Company has reserved 348,191 shares of the Company's Common Stock for issuance under the Option Plan. Options to purchase 335,191 shares were outstanding as of August 31, 1995.

    An option may not be exercised within one year after the date of grant and is exercisable in installments during its term as determined by the Board of Directors or Stock Option Committee. If an option holder dies or becomes disabled, his or her option becomes fully exercisable and may be exercised for one year following the termination of employment. If the option holder retires, his or her option becomes fully exercisable and may be exercised for three months following retirement. If termination occurs for any other reason, an option may be exercised, to the extent exercisable at termination, for 30 days after termination of employment. No option may be exercised after the expiration of its term.

    The exercise price of the shares of Common Stock covered by an option may not be less than the fair market value of the Common Stock on the date of grant.

    The following table sets forth the details of stock options granted to the individuals listed in the Summary Compensation Table during fiscal 1995. The second table in this section shows the value of exercised and unexercised options for the individuals listed in the Summary Compensation Table.

OPTION GRANTS TABLE

                                                                                                  POTENTIAL REALIZABLE VALUE AT
                                                                                                  ASSUMED ANNUAL RATES OF
                                                                                                  STOCK PRICE APPRECIATION FOR
                                                                                                  OPTION TERM
                                              INDIVIDUAL GRANTS                                   -----------------------------
                       ------------------------------------------------------------------
                                            %OF TOTAL
                                             OPTIONS
                                           GRANTED TO   EXERCISE
                              OPTIONS       EMPLOYEES   PRICE          EXPIRATION
        NAME                  GRANTED        IN 1995    PER SHARE      DATE                       5%($)             10%($)
    -------------             -------        -------    ---------      -----------------          -----             ------
 A. L. Giannopoulos       22,000             10.2%      29.75          06/02/00                  180,826            399,579
 Ronald J. Kolson          3,000/15,000       8.3%      31.50/29.75    09/12/99 / 06/02/00       149,400            330,133
 T. Paul Armstrong         3,000/14,000       7.9%      31.50/29.75    09/12/99 / 06/02/00       141,180            311,970
 Daniel G. Interlandi      3,000/14,000       7.9%      31.50/29.75    09/12/99 / 06/02/00       141,180            311,970
 Gary C. Kaufman          14,000              6.5%      29.75          06/02/00                  115,071            254,277

OPTION EXERCISES AND YEAR-END VALUE TABLE

                                                                         NUMBER OF                       VALUE OF
                                                                   SECURITIES UNDERLYING                UNEXERCISED
                                                                       UNEXERCISED                     IN-THE-MONEY
                                                                    OPTIONS AT 6/30/95            OPTIONS AT 6/30/95 (2)
                             SHARES ACQUIRED        VALUE           ------------------            ----------------------
            NAME             ON EXERCISE (#)      REALIZED (1)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE     UNEXERCISABLE
  ------------------------   -----------------    ------------   -----------   -------------   -----------     -------------
 A. L. Giannopoulos                --                    --              --           22,000           --        $     71,500
 Ronald J. Kolson                  3,500           $  118,125         16,500          21,000   $   435,375            126,375
 T. Paul Armstrong                 --                    --           12,666          19,668       334,653            115,033
 Daniel G. Interlandi              --                    --            7,000          19,000       178,875             98,750
 Gary C. Kaufman                   --                    --              --           14,000           --              45,500

(1) Represents market value of the Company's Common Stock at exercise date less the exercise price.

(2) Represents market value of the Company's Common Stock at June 30, 1995 less the exercise price.

EMPLOYEE SAVINGS PLAN

      The Company sponsors an employee savings plan (the "Savings Plan") which conforms to the provisions of Section 401(k) of the Internal Revenue Code. The Savings Plan covers substantially all full-time employees and allows employees to voluntarily defer a certain percentage of their income through contributions to the Savings Plan. Prior to January 1, 1995, the Company elected to contribute to the Savings Plan at its discretion. Effective January 1, 1995, the Company amended the Savings Plan to provide for a contribution of one percent of the salary of all eligible, non-highly compensated employees and to match fifty percent of the first five percent of each participating employee's voluntary contributions. The Company may elect to make additional contributions, at its discretion. Company contributions were made during the years ended June 30, 1995, 1994, and 1993 totaling $346,100, $241,200, and
$163,800, respectively.

    The Company does not have any obligations to past or present employees related to post-employment benefits.

DIRECTOR COMPENSATION

    Directors received a fee of $2,000 per quarter during fiscal 1995 and an additional $750 for each Board of Directors meeting attended. The compensation for Directors for fiscal 1996 has been set at $2,000 per quarter and $750 for each Board of Directors meeting attended. The Audit Committee members were compensated during fiscal 1995 at $250 per meeting attended while the Chairman of the Audit Committee received $500 per meeting attended. The compensation for Audit Committee members, Compensation Committee members and Nominating Committee members for fiscal 1996 has been set at $250 per meeting attended and at $500 per meeting attended for the chairman of each respective committee. Members of the Board of Directors are reimbursed for travel and other reasonable out-of-pocket expenses. Directors who are full-time, salaried employees of the Company or any of its subsidiaries or affiliates do not receive any fees for their services as members of the Board of Directors or any of its committees. Mr. Brown and Mr. Giannopoulos will not receive any compensation for serving on the Board-appointed committees.

    In addition to the above-mentioned fees, Mr. Brown was compensated $182,900, $154,000 and $35,000 in fiscal 1995, 1994 and 1993, respectively, for consulting services provided to the Company. See "Certain Relationships and Related Transactions" below.


                     BOARD REPORT ON EXECUTIVE COMPENSATION

     In fiscal 1995, the Company did not have a standing Compensation Committee. Decisions on compensation of the Company's executive officers generally were made by the Board of Directors upon recommendation of the Company's Chief Executive Officer and the Board Chairman. The Company in the past has used a Stock Option Committee to administer the Company's Stock Option Plan. In fiscal 1995, there was one meeting of the Stock Option Committee. Further, in fiscal 1995, the Board of Directors participated in the administration of the 1991 Option Plan. Set forth below is a report submitted by Messrs. Brown, Cohen, Giannopoulos, Voorhees and Wilson, as members of the Company's Board of Directors, addressing the Company's compensation policies for the last completed fiscal year, as they affected Mr. Giannopoulos, in his capacity as President and Chief Executive Officer of the Company, and the four executive officers other than Mr. Giannopoulos, who, for the last completed fiscal year, were the Company's most highly compensated executives (collectively with Mr. Giannopoulos, the "Named Executive Officers").

COMPONENTS OF EXECUTIVE COMPENSATION

     The basic premise of the Company's executive compensation policy is to ensure a link between executive compensation and the creation of stockholder value, while motivating and retaining key employees. The primary components of the compensation packages offered to the Company's executive officers by the Company for the last completed fiscal year consisted of three basic elements - base salary, annual incentive bonus and long-term incentives in the form of stock options.

SALARY

     Base salaries of the executive officers, including the Named Executive Officers, reflect the evaluation of the Board of Directors of the performance of the Company's executive officers in the point-of-sale and property management computer systems industry (specifically, information systems for the hospitality industry) on an international, rather than a national, regional or local level. Although there is no fixed relationship between corporate performance and base salary, the Board of Directors considers several factors in determining base salaries of the Company's executive officers, including corporate performance, the increasing importance of their role in the Company's operations on a consolidated basis and the general effect of increases in the cost of living.

     The Company is one of the leading suppliers of information systems to the hospitality industry and has grown significantly over the past few years. The Board of Directors considers the base salary and incentive bonus components of total compensation to be generally in the middle range of compensation as compared to compensation levels of other senior executives of companies in the same industry. The Company considers that the compensation levels are comparable to those companies in the computer software and services peer group.

BONUSES

     Bonuses for the last completed fiscal year were determined by the Board of Directors based on the assessment of the Board of Directors of various factors relating to both corporate and individual performance, as further discussed below.

STOCK OPTIONS

     The stock options granted during the last completed fiscal year have been granted by the Stock Option Committee or the Board of Directors after taking into account the respective scope of accountability, strategic and operating goals, anticipated performance requirements and contributions of each of the executive officers. To the extent stock options are exercised, the benefit derived therefrom provides additional compensation to those executives whom the Board of Directors believes are deserving of such benefits on the basis of the value of their efforts on behalf of the Company and its stockholders. Stock options constitute the element of executive compensation most linked to stockholder value inasmuch as their value increases directly with any increase in the price of the Company's Common Stock. The real value recognized by the award recipient is directly related to future corporate performance. The stock option grants tie executive compensation to stock performance, since the stock options will only have value if and to the extent the market price of the Company's stock increases from the exercise price of the stock options. Recommendations with respect to recipients and the number of options to be granted thereto are made by the President and CEO based on performance.

COMPENSATION POLICIES TOWARD EXECUTIVE OFFICERS

     The Board's executive compensation policies are designed to provide competitive levels of compensation by integrating into total compensation the Company's annual and long-term performance goals. The Board acknowledges and emphasizes the importance of stock ownership by management and, accordingly, stock-based performance compensation arrangements. Stock-based incentives create a nexus between stockholder and management interests by providing motivation for executives over the long term. The Company's 1991 Option Plan is designed to attract, motivate and retain the valuable executive talent necessary to ensure the continued success of the Company. As a result of the use of long-term compensation as part of executive officers' total compensation, actual compensation levels in any particular year may be above or below those of the Company's competitors, depending upon the Company's overall performance.

RELATIONSHIP OF CORPORATE PERFORMANCE TO EXECUTIVE COMPENSATION

     The determination of bonuses for the last completed fiscal year was based primarily on corporate performance as measured by pre-tax income and net revenue. Individual performance was taken into consideration as well.

     In reviewing corporate performance, the emphasis on pre-tax income provides a focal point for the Board's attention, with growth of net revenue still having great importance. It is the Board's policy that the total compensation package, the sum total of base salaries and incentive bonuses, for executive officers, including the Named Executive Officers, eligible for incentive compensation should be equal to competitive average total compensation as presented in appropriate wage surveys. Target bonus amounts vary according to salary levels and positions comparable to those established in the previous fiscal year. The total amount of the incentive bonuses can vary from zero to six percent of the pre-tax income of the Company when positive operating income is achieved.

     The financial position of the Company is reviewed annually to determine which aspects of the executive officers' performance need to be emphasized, and accordingly, which factors will be taken into consideration in the determination of the incentive bonuses. The measures of corporate performance that were considered by the Board for the last completed fiscal year included pre-tax income and net revenue. In addition to these performance factors, the Board considered the "individual" factor. This factor is based on the judgment of the Chief Executive Officer and may be quantitative or qualitative, depending on emphasis desired, but not necessarily derived from normal financial reports.

     As in most other executive compensation packages, the subjective factor of human judgment plays a key role in determining the Company's incentive bonuses. Individual bonuses are reviewed and judgment is applied by the Board based upon the executive's individual contribution to the performance of the Company as a whole and his or her primary area of responsibility in particular. No bonuses are paid where an executive fails to perform duties in accordance with the Company's Code of Business Practices.

CHIEF EXECUTIVE OFFICER COMPENSATION

     The Company considers that the compensation level of the Chief Executive Officer should be comparable to those companies in the computer software and services peer group. Mr. A. L. Giannopoulos was elected President and Chief Executive Officer in May 1993. Until May 31, 1995, Mr. Giannopoulos was a full-time employee of Westinghouse and as such received no compensation from the Company. Effective June 1, 1995, Mr. Giannopoulos became a full-time employee of the Company pursuant to the terms of an Employment Agreement to terminate on December 31, 1999. Mr. Giannopoulos' compensation arrangement with the Company provides for a fiscal 1995 salary at an annual rate of $193,000 and a fiscal 1995 target bonus of $110,000, the actual amount of the bonus paid to be based on certain performance criteria and not to exceed 200% of the target bonus. Such annual salary and target bonus will each increase $10,000 each July 1 thereafter.

                 LOUIS M. BROWN, JR.          A.L. GIANNOPOULOS

                                DANIEL A. COHEN

                 ALAN M. VOORHEES             EDWARD T. WILSON

                       Members of the Board of Directors

COMMON STOCK PERFORMANCE GRAPH

The following line graph compares (1) the cumulative total stockholder return on the Company's Common Stock during the past five fiscal years, based on the market price of MICROS Systems, Inc. Common Stock, with (2) the cumulative total yearly return of the S&P 500 Index and (3) the S&P Computer Software and Services composite index.

                                                   SHAREHOLDER RETURN
                                                  (Dividends Reinvested)

                              Jun90      Jun91       Jun92      Jun93       Jun94      Jun95
=============================================================================================
Micros Systems, Inc           100        90.48      138.10      261.90      504.76    628.57
S&P 500 Index                 100       107.40      121.80      138.40      140.35    176.94
Computer S/W & Svc            100        86.72       97.86      144.54      163.74    254.89

Note to graph:

Assumes $100 invested on July 1, 1990 in MICROS Systems, Inc. Common Stock, and an identical amount in the S&P 500 Index or the Computer Software and Services composite index.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      The Company's President and Chief Executive Officer, Mr. Giannopoulos, was formerly a full-time employee of Westinghouse. In connection with his departure from Westinghouse, Mr. Giannopoulos and Westinghouse entered into a severance agreement, which provides for, among other things, a severance payment and continued participation in certain aspects of Westinghouse's stock option and pension plans.

      In addition, Westinghouse, as an incentive to 11 key officers to remain with the Company for a period of two years following June 1, 1995, agreed to make payments to such officers aggregating up to approximately $1.25 million, payable in three equal installments promptly after such date and on the first and second anniversaries of such date (subject to the officer remaining employed by the Company on the relevant payment date). In June 1995, the first installment of $409,100 was paid to these key officers of the Company. Even though such payments are entirely funded by Westinghouse and will not require any use of the Company's cash, for accounting purposes, one-third of such payments are required to be reflected as compensation expense in the Company's financial statements on the first payment date with the remainder to be reflected as compensation expense over the 24-month period following June 1, 1995.

      Pursuant to the Stock Unit Purchase Agreement dated October 30, 1986, as amended, for so long as Westinghouse Holdings Corporation ("Holdings"), a wholly-owned subsidiary of Westinghouse, held not less than 18% of the then issued and outstanding shares of Common Stock, the Company was required to use its best efforts to cause the Board of Directors of the Company to nominate as Directors of the Company such two representatives as Holdings may have designated. On July 6, 1995, Holdings sold 1,000,000 shares of the Common Stock of the Company to certain underwriters and owned after that sale 3,849,123 shares, representing approximately 49% of the outstanding Common Stock of the Company as of June 30, 1995. The remaining shares of the Company held by Holdings were sold by Holdings to and through certain underwriters on September 19, 1995. Westinghouse and its affiliates no longer own any of the Common Stock of the Company.

      During the years of its affiliation with Westinghouse, the Company obtained certain insurance coverage and other services through arrangements negotiated by Westinghouse for itself and its subsidiaries and affiliates. Many of these arrangements will be replaced by the Company with its own contracts as and when the Company elects to do so or is no longer eligible to participate in such arrangements. The Company has already replaced certain of these arrangements, including the Westinghouse provided legal services and insurance coverage. The Company estimates that the incremental cost to it of purchasing all such services without the benefit of participating in programs of Westinghouse could total approximately $1.0 million per year on a pre-tax basis.

      The Company has purchased certain raw materials and has contracted for certain sub-assembly operations through Westinghouse to take advantage of more competitive pricing available through off-shore manufacturing locations. The Company estimates that it purchased approximately $964,700, $1,691,200, and $1,543,000 in such materials and labor from Westinghouse during fiscal 1995, 1994, and 1993, respectively.

      During fiscal 1995, 1994, and 1993, the Company also purchased from Westinghouse and its subsidiaries approximately $877,600, $667,400, and $673,400, respectively, for other products and services provided to the Company, including insurance coverage, office space, consulting, office furniture, and telecommunications services.

      During fiscal 1993, the Company sold approximately $779,200 in products to Hugin Sweda-Austria, under the same terms and conditions offered to other independently-owned dealers/distributors of the Company. Hugin Sweda-Austria is owned, in part, by Peter Unterweger, a Director of the Company until October 1992.

      During fiscal 1995, 1994, and 1993, the Company sold approximately $1,208,200, $1,107,500, and $946,600, respectively, in products to D.A.C.
Systemes/MICROS France, under the same terms and conditions offered to other independently-owned dealers/distributors of the Company. D.A.C. Systemes/MICROS France was principally owned by Daniel Cohen, a Director of the Company, as of June 30, 1995. On August 25, 1995, the Company purchased from Mr. Cohen and his family (the "Cohen Family"), the remaining 77% of D.A.C. Systemes/MICROS France and AD-Maintenance Informatique ("ADMI") for FF 14.0 million (approximately $2.8 million at exchange rates in effect at the date of purchase),of which FF 8.0 million was payable at closing and FF 6.0 million was payable over the next four years, plus potential additional payments based on earnings over the next four years. In addition, Mr. Cohen was granted a five year employment contract at FF 600,000 (approximately $119,000 at exchange rates in effect at the date of purchase) per year plus a bonus based on future operating results. The merger of D.A.C. Systemes/MICROS France and ADMI, previously 23% owned equity investees, and Fidelio France, currently a 51% owned consolidated subsidiary, is in the process of being consummated, after which the Company will own 97% of the merged entity, and Fidelio Software GmbH ("Fidelio"), a 30% owned equity investee of the Company, will own the remaining 3%.

      During fiscal 1992, the Company entered into an agreement with Granite Communications, Inc. ("Granite") to purchase certain hardware and communications software for the Company's handheld products to be sold in conjunction with its internally-developed applications software. Granite is an entity affiliated with the Chairman of the Board, Louis M. Brown, Jr., and another Director of the Company, Alan Voorhees, since it was acquired by IDEAS, Inc. in fiscal 1992. During fiscal 1995, after a series of transactions, IDEAS' once majority interest in Granite was reduced to approximately a 17% interest. In fiscal 1991, the Company had advanced the sum of $220,000 to the predecessor of Granite for the development of a product, and advanced $150,000 in fiscal 1994 to Granite for the development of an additional product. Under the current agreements with Granite, the crediting of the advances is being reflected in product purchases through a reduced price for each unit purchased. During fiscal 1995, 1994 and 1993, the Company purchased products from Granite in the amount of $487,600, $1,301,500 and $863,500, respectively, net of $127,500 and $92,500 in fiscal
1994 and 1993, respectively, in credits against the advance payment made in 1991. The $150,000 advance made in fiscal 1994 will reduce the price of products purchased subsequent to fiscal 1995. In fiscal 1995 (for a license fee payable over time in the amount of $300,000, and a royalty payment per unit sold into certain designated markets), the Company acquired a license for the technology to develop, manufacture and market the products exclusively in the Hospitality Food Service market, and non-exclusively in the Lodging market and certain Retail and General Merchandise locations. Additionally, pursuant to an asset purchase agreement entered into in fiscal 1995, the Company purchased from Granite $144,500 of machinery and equipment designed for the manufacture of certain handheld products.

      During fiscal 1993, the Company assumed a liability in the amount of $180,000 to a minority shareholder, payable in equal installments over the subsequent three fiscal years. The liability was assumed as a part of the purchase of a majority interest in Fidelio Software Corporation from Fidelio, a German company in which the Company currently maintains a 30% interest, with an option to acquire the remaining 70%. In addition, the Company has entered into certain software licensing and royalty agreements with Fidelio through the Company's majority-owned subsidiaries in the U.S., France and the U.K. which distribute Fidelio software products. The terms and conditions of the licensing and royalty agreements are substantially similar to agreements which Fidelio has with its other distributors.

      During fiscal 1995, 1994, and 1993, the Company compensated Louis M. Brown, Jr., Chairman of the Board, $182,900, $154,000, and $35,000,
respectively, for consulting services provided to the Company. On June 30, 1995, the Company and Mr. Brown entered into a Consulting Agreement pursuant to which Mr. Brown is to provide on the average 20 hours per week of consulting services to the Company terminating on June 30, 2000 in exchange for a base fee commencing at $150,000 plus a target bonus of $70,000, with annual adjustments.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS
                                  (PROPOSAL 2)

     The Company's Board of Directors has selected the firm of Price Waterhouse LLP as the independent public accountants for the Company for the year ending June 30, 1996. The approval of its selection is to be voted upon at the Annual Meeting. Price Waterhouse LLP has served in this role since August 1990 and its selection was approved by the stockholders at the last Annual Meeting. It is expected that representatives of Price Waterhouse LLP will be present at the Annual Meeting and available to respond to appropriate questions, and will have the opportunity to make a statement if they so desire.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF PRICE WATERHOUSE LLP AS INDEPENDENT PUBLIC ACCOUNTANTS FOR THE 1996 FISCAL YEAR.

                APPROVAL OF AN INCREASE IN THE NUMBER OF SHARES
                    AUTHORIZED FOR ISSUANCE PURSUANT TO THE
                  MICROS SYSTEMS, INC. 1991 STOCK OPTION PLAN
                                  (PROPOSAL 3)

INTRODUCTION

     Under the MICROS Systems, Inc. 1991 Stock Option Plan (the "1991 Option Plan"), as approved by stockholders at the 1991 Annual Meeting, 250,000 shares of Common Stock were reserved for issuance in the form of incentive stock options and non-qualified stock options to officers, Directors and other key employees of the Company and its subsidiaries. In addition, non-qualified options may be granted to non-employee Directors.

     At this Annual Meeting, the stockholders are being requested to consider and approve the adoption of an amendment to the 1991 Option Plan to authorize the issuance of up to 550,000 shares of Common Stock, an increase of 200,000 shares to the 250,000 shares originally authorized pursuant to shareholder approval at the 1991 Annual Meeting and the additional 100,000 shares authorized pursuant to shareholder approval at the 1993 Annual Meeting.

     The affirmative vote of a majority of all votes cast by stockholders at a meeting at which a quorum is present is required in order to adopt the amendment to the 1991 Option Plan. As of the record date, Directors and officers of the Company have the power to vote approximately 1.8% of the outstanding shares of Common Stock. All of the Directors and officers have expressed an intent to vote in favor of the proposed amendment to the 1991 Option Plan.

     The principal features of the 1991 Option Plan, as proposed to be amended, are summarized below. The summary is qualified by reference to the complete text of the 1991 Option Plan, as amended, which is attached as Exhibit A.

PURPOSE

     The purpose of the 1991 Option Plan, as amended, is to provide a performance incentive to certain Directors, officers, and other key employees of the Company and its subsidiaries in order that such persons may acquire a (or increase their) proprietary interest in the Company and to encourage such persons to remain in the employ of the Company and its subsidiaries. In addition, non-employee Directors may participate in the 1991 Option Plan, as amended.

ADMINISTRATION

     The 1991 Option Plan, as amended, may be administered by either a committee (which, commencing in fiscal 1996, is the "Compensation Committee" of the Company's Board of Directors) or by the Board of Directors itself (the "Administrating Committee"). It is intended that at all times the 1991 Option Plan will be administered by Directors who are "disinterested persons" within the meaning of Rule 16b-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934 (the "1934 Act").

     In general, the Administrating Committee determines the persons to whom options are granted, the terms of the options and the number of shares covered by each option.

DURATION, AMENDMENT AND TERMINATION

     The 1991 Option Plan became effective as of September 23, 1991 and will terminate on September 23, 2001, unless sooner terminated by the Board of Directors.

     In addition to the power to terminate the 1991 Option Plan at any time, the Board of Directors also has the power to amend the 1991 Option Plan; provided, no amendment to the 1991 Option Plan may be made without stockholder approval if the amendment would (i) change the minimum option prices set forth in the 1991 Option Plan, (ii) increase the maximum term of options, (iii) materially increase the benefits accruing to the participants under the 1991 Option Plan, or (v) materially modify the requirements as to eligibility under the 1991 Option Plan.

ELIGIBILITY

     The 1991 Option Plan provides for the grant of options to directors, officers and other key employees of the Company and its subsidiaries. As described below, non-employee Directors may be granted only non-qualified options. As of September 30, 1995, 337,000 options have been granted under the 1991 Option Plan.

AWARDS UNDER THE 1991 OPTION PLAN

     350,000 shares of the Company's Common Stock are currently subject to options under the 1991 Option Plan. As of October 5, 1995, the closing market price for the Company's Common Stock was $35.25 per share. The 1991 Option Plan provides for the grant of Incentive Stock Options as defined under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") and non-qualified options.

     The type and terms of each option granted under the 1991 Option Plan are determined by the Administrating Committee. The option price per share shall not be less than the fair market value of the Company's Common Stock at the date of grant of the option. Fair market value will be determined by the Administrating Committee pursuant to the criteria set forth in the 1991 Option Plan. An option may contain such terms as are deemed appropriate by the Administrating Committee, including a provision that allows the Company to re-acquire an option for cash.

EXERCISE OF OPTIONS

     An option may be exercised by an optionee by delivery to the Company of the exercise price which must be paid either: (i) in cash or cash equivalent; or (ii) in the discretion of the Administrating Committee, by delivery of previously owned shares of Common Stock or by a combination of cash and Common Stock.

     The term of an option may not exceed ten (10) years. An option is exercisable in such installments and at such times during its term as determined by the Administrating Committee. To the extent not exercised, installments are cumulative and may be exercised in whole or in part at any time after becoming exercisable until the option expires.

     With respect to Incentive Stock Options, the aggregate fair market value of shares that may be exercised by an optionee for the first time during any year may not exceed $100,000.

TERMINATION OF EMPLOYMENT

     In the event the optionee's employment (or service as a non-employee Director) terminates by reason of death, all options become fully exercisable and may be exercised by the optionee's estate within one year after the date of such death but not later than the date on which such options would otherwise expire.

     If the optionee's employment (or service as a non-employee Director) is terminated as a result of disability, all options become fully exercisable and may be exercised within one year after such termination but not later than the date on which such options would otherwise expire.

     If an optionee's employment is terminated in accordance with the Company's normal retirement policies, as determined by the Administrating Committee, all options become fully exercisable and may be exercised for a period of three months after such termination but not later than the date on which the options would otherwise expire.

     If an optionee's employment (or service as a non-employee Director) terminates other than for retirement, death or disability, the options held by such optionee, to the extent exercisable as of the date of termination, may be exercised at any time during the thirty (30) day period immediately following the date of termination, but not after the date on which such options would otherwise expire. However, if termination is on account of cause, all options expire as of the date of termination.

     An optionee's estate means the optionee's legal representative or any person who acquires the right to exercise an option by reason of the optionee's death.

RESTRICTION ON TRANSFER

     Options are transferable only by will or by the laws of descent and distribution. During an optionee's lifetime, an option may be exercised only by the optionee.

FEDERAL INCOME TAX TREATMENT

Treatment of Grants

     The grant of Incentive Stock Options or non-qualified options will not result in tax consequences to the Company or the optionees.

Incentive Stock Options

     Incentive Stock Options under the 1991 Option Plan are intended to meet the requirements of Section 422 of the Code. In general, if an optionee acquires stock upon the exercise of an Incentive Stock Option, no income will result to the optionee upon such exercise and the Company will not be allowed a deduction as a result of such exercise provided the optionee makes no disposition of the stock within two years from the date of grant and one year after the option is exercised. The basis to the optionee of shares acquired on the exercise of an Incentive Stock Option will be equal to the exercise price. Any gain or loss realized upon the sale of the shares acquired will be treated as long term capital gains or loss, as applicable.

     If the optionee fails to satisfy the one or two-year holding periods described above, the optionee will be treated as having received ordinary income at the time of the disposition of the stock equal to the excess of the value of the stock on the date of exercise (or, if less, the amount realized from the disposition) over the exercise price. Any gain in excess of the amount treated as ordinary income will be treated as capital gain. The Company will be entitled to a deduction for the amount taxable to the optionee as ordinary income.

     Although the exercise of an Incentive Stock Option will not result in regular income tax liability to an optionee, it may subject the optionee to liability for the "alternative minimum tax."

Non-Qualified Options

     In general, an optionee who exercises a non-qualified option will realize ordinary income in an amount equal to the difference between the option price and the fair market value of the shares on the date of exercise and the Company will be entitled to a deduction in the same amount. The Company will withhold federal and state income and employment taxes due on this compensation from amounts otherwise payable to the optionee. The optionee's basis in such shares will generally be their fair market value on the date of exercise, and when he disposes of the shares he will recognize capital gain or loss, either long-term or short-term, depending on the holding period of the shares.

     For any optionee who is subject to Section 16(b) of the 1934 Act, if such an optionee exercises a non-qualified option and disposes of any of the shares acquired within six months of grant, recognition of ordinary income with respect to the disposed shares will be deferred until such time as such optionee is no longer subject to liability under Section 16(b). Such optionee may elect, however, to recognize income at the time of exercise of the non-qualified option. At the time the optionee recognizes income, the Company will be entitled to a deduction in the same amount.

     THE BOARD OF DIRECTORS BELIEVES THAT APPROVAL OF AN INCREASE IN THE NUMBER OF SHARES ISSUABLE UNDER THE MICROS SYSTEMS, INC. 1991 STOCK OPTION PLAN IS IN THE BEST INTERESTS OF ALL STOCKHOLDERS AND RECOMMENDS A VOTE FOR THE PROPOSAL.

                              NEW PLAN BENEFITS

      The following table sets forth the number of shares of Common Stock subject to options granted to each of the following under the 1991 Option Plan during fiscal 1995. Future awards under the 1991 Option Plan as proposed to be amended are not determinable at this time. The Company does not believe that the amount of awards granted during fiscal 1995 or since the inception of the 1991 Option Plan would have been different if the 1991 Option Plan had been amended at the time such grants were made.

NAME AND POSITION                                                      1991 OPTION PLAN (1)
-----------------                                                      --------------------
A. L. Giannopoulos. . . . . . . . . . . . . . . . . . . . . .                  22,000
  President and Chief Executive Officer
Ronald J. Kolson  . . . . . . . . . . . . . . . . . . . . . .                  18,000
  Executive Vice President, Chief
  Operating Officer
T. Paul Armstrong . . . . . . . . . . . . . . . . . . . . . .                  17,000
  Senior Vice President,
  Research and Development
Daniel G. Interlandi  . . . . . . . . . . . . . . . . . . . .                  17,000
  Senior Vice President,
  Sales and Marketing
Gary C. Kaufman . . . . . . . . . . . . . . . . . . . . . . .                  14,000
  Vice President, Finance and
  Administration/Chief Financial
  Officer
Executive Officers as a Group . . . . . . . . . . . . . . . .                  88,000
  (5 executive officers as named above)
Non-Executive Employee Group (22 persons) . . . . . . . . . .                 128,000

(1)  A copy of such plan, as amended, is included as Exhibit A.

SECTION 16(a) DISCLOSURE

     Section 16(a) of the Securities and Exchange Act of 1934 requires the Company's executive officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Executive officers, directors and greater than 10% beneficial owners are required by SEC regulation to furnish the Company with copies of all
Section 16(a) forms they file.

     Based solely on its review of the copies of such forms received by it, the Company believes that during fiscal 1995 all filing requirements applicable to its executive officers, directors and greater than 10% beneficial owners have been satisfied.

                      SUBMISSION OF STOCKHOLDER PROPOSALS

     Stockholder proposals intended to be presented at the fiscal 1996 Annual Meeting of Stockholders must be received by the Company by June 18, 1996, to be considered for inclusion in the proxy statement and form of proxy relating to that meeting.

                                 OTHER MATTERS

     The Board of Directors is not aware of any matters other than those discussed herein which are to be presented for action at the Annual Meeting. If any other business properly comes before the Annual Meeting, the persons named in the accompanying form of proxy will vote in regard thereto according to their best judgment.

                                            By Order of The Board of Directors


                                            Judith F. Wilbert
                                            Corporate Secretary

Beltsville, Maryland
October 16, 1995

                                   EXHIBIT A
                              MICROS SYSTEMS, INC.
                               STOCK OPTION PLAN


    1. PURPOSE OF PLAN. The purpose of the MICROS Systems, Inc. 1991 Stock Option Plan, as amended (the "Plan") is to serve as a performance incentive and to encourage the ownership of MICROS Systems, Inc. (the "Company") stock by key employees of the Company and its subsidiaries (including officers and directors) so that the person to whom the option is granted may acquire a (or increase his or her) proprietary interest in the Company and its subsidiaries and in order to encourage such person to remain in the employ of the Company or its subsidiaries. In addition, nonemployee directors may participate in the Plan as provided herein. Options granted pursuant to the Plan may consist of incentive stock options ("ISOs") (within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code")) and nonqualified options.

    2. ADMINISTRATION. The Plan shall be administered by a committee (the "Committee") appointed by the Board of Directors; except that if and to the extent that no Committee exists which has the authority to administer the Plan, the functions of the Committee shall be exercised by the Board of Directors. The Committee shall consist of not less than two (2) members of the Board of Directors. Members of the Committee shall be "disinterested persons" (within the meaning of Rule 240.16(b)-3(c) of the Securities and Exchange Commission) who are not employees of the Company of its subsidiaries.

    The Committee shall determine the purchase price of the stock covered by each option, the employees and nonemployee directors to whom, and the time or times at which, options shall be granted, the number of shares to be covered by each option, and the term of each option. In addition, the Committee shall have the power and authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the terms and provisions of the respective option agreements (which need not be identical) and to make all other determinations deemed necessary or advisable for the administration of the Plan.

    If the Committee is appointed, the Board of Directors shall designate one of the members of the Committee as chairman and the Committee shall hold meetings at such times and places as it shall deem advisable. A majority of the Committee members shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. Any decision or determination reduced to writing and signed by all the Committee members shall be fully as effective as if it had been made by a vote at a meeting duly called and held. The Committee shall keep minutes of its meetings and shall make such rules and regulations for the conduct of its business as it shall deem advisable.

    3.  EFFECTIVENESS AND TERMINATION OF PLAN.

   (a)  The Plan shall become effective as of September 23, 1991.

   (b) This Plan shall terminate on the earliest of (i) the tenth anniversary of the effective date (i.e., September 23, 2001), (ii) the date when all shares of the Company's Common Stock (the "Shares") reserved for issuance under the Plan have been acquired through the exercise of options granted under the Plan, or (iii) such earlier date as determined by the Board of Directors. Any option outstanding under the Plan at the time of the Plan's termination shall remain in effect in accordance with its terms and conditions and those of the Plan.

   4. GRANTEES. Subject to Section 2, options may be granted to key employees (including directors and officers) and nonemployee directors of the Company and its subsidiaries as determined by the Committee (each such employee or director, a "Grantee"); provided, however, ISOs shall only be granted to employees.

    5. THE SHARES. Subject to Section 7, the aggregate number of Shares which may be issued under the Plan shall be 550,000. Such number of Shares may be set aside out of the authorized but unissued Common Stock not reserved for any other purpose or out of Common Stock held in or acquired for the treasury of the Company. If all or part of an expired option is unexercised, the Shares which were not exercised may again be available for grant under the Plan.

    6. GRANT, TERMS AND CONDITIONS OF OPTIONS. Options may be granted by the Committee at any time and from time to time prior to the termination of the Plan. Except as hereinafter provided, options granted pursuant to the Plan shall be subject to the following terms and conditions.

    (a) PRICE. The purchase price of the Shares subject to an option shall be no less than the fair market value of the Shares at the time of grant; provided, however, if an ISO is granted to a person owning Common Stock of the Company possessing more than 10% of the total combined voting power of all classes of stock of the Company as defined in Section 422 of the code ("10% Stockholder"), the purchase price shall be no less than 110% of the fair market value of the Shares. The fair market value of the Shares shall be determined by and in accordance with procedures to be established by the Committee, whose determination shall be final.

    Notwithstanding the foregoing, if the Company's Common Stock is admitted to quotation on the National Association of Securities Dealers Automated Quotation system on the date the option is granted, fair market value shall not be less than the average of the highest bid and lowest asked prices of the Common Stock on such system on such date. If the Common Stock is admitted to trading on a national securities exchange on the date the option is granted, fair market value shall not be less than the last sales price reported for the Common Stock on such exchange on such date or on the last date preceding such date on which a sale was reported.

    The exercise price shall be paid in full in United States dollars in cash or by check at the time of exercise. At the discretion of the Committee, the exercise price may be paid with (i) Common Stock already owned by, and in possession of, the Grantee or (ii) any combination of United States dollars or Common Stock. Anything contained herein to the contrary notwithstanding, any required withholding tax shall be paid by the Grantee in full at the time of exercise of an option. Common Stock used to satisfy the exercise price of an option shall be valued at its fair market as of the close of business on the day of exercise. The exercise price shall be subject to adjustment, but only as provided in Section 7 hereof.

    (b) LIMIT ON INCENTIVE OPTION AMOUNT. Notwithstanding any provisions contained herein to the contrary, the Shares covered by an ISO granted to a Grantee which are exercisable for the first time during any calendar year shall not exceed the $100,000 limitation in Section 422 of the Code.

   (c) DURATION AND EXERCISE OF OPTIONS. An option may be granted for a term as determined by the Committee but not exceeding ten (10) years from the date of grant; provided, however, the term of an ISO granted to a 10% Stockholder may not exceed five (5) years. Options shall be exercised at such time and in such amounts (up to the full amount thereof) as may be determined by the Committee at the time of grant. If an option is exercisable in installments, the Committee shall determine what events, if any, will accelerate the exercise of the option.

    The Plan shall be subject to approval by the Company's stockholders within one (1) year from the date on which it was adopted. Prior to such stockholder approval, options may be granted under the Plan, but any such option shall not be exercisable prior to such stockholder approval. If the Plan is not approved by the Company's stockholders, the Plan shall terminate and all options theretofore granted under the Plan shall terminate and become null and void.

    (d) TERMINATION OF EMPLOYMENT. Except as otherwise determined by the Committee, upon the termination of a Grantee's employment (or service as a nonemployee director), the Grantee's rights to exercise an option shall be as follows:

    i) If the Grantee's employment (or service as a nonemployee director) is terminated on account of total and permanent disability (pursuant to the Company's long-term disability plan for Grantees who are employees) and as defined in Section 22(e)(3) of the Code), any option shall become fully (100%) vested as of the date of termination and may be exercised by the Grantee (or by the Grantee's estate if the Grantee dies after termination) at any time within one (1) year after termination on account of disability but in no event after the expiration of the term of the option.

    ii) In the case of a Grantee whose employment (or service as a nonemployee director) is terminated by death, any option shall become fully (100%) vested as of the date of death and the Grantee's estate shall have the right for a period of one (1) year following the date of such death to exercise the option but in no event after the expiration of the term of the option.

    iii) In the case of a Grantee who retires from the Company and its subsidiaries after attaining age 62, an option shall become fully (100%) vested as of the date of retirement and the Grantee may, within the three-month period following retirement, exercise such option but in no event after the expiration of the term of the option. If the Grantee dies during such three-month period, the Grantee's estate may exercise such option during the period ending on the first anniversary of the Grantee's retirement but in no event after the expiration of the term of the option.

    iv) In the Case of a Grantee whose employment with the Company and its subsidiaries (or service as a nonemployee director) is terminated for any reason other than death, disability or retirement, the Grantee (or the Grantee's estate in the event of the Grantee's death after such termination) may, within the 30-day period following such termination, exercise an option to the extent the right to exercise had accrued prior to suchtermination but in no event after the expiration of the term of the option. Notwithstanding the foregoing, if the Grantee's termination of employment is on account of misconduct or any act that is adverse to the Company, the Grantee's option shall expire as of the date of termination of employment.

    v) A Grantee's "estate" shall mean the Grantee's legal representative or any person who acquires the right to exercise an option by reason of the Grantee's death. The Committee may in its discretion require the transferee of a Grantee to supply it with written notice of the Grantee's death or disability and to supply it with written notice of the Grantee's death or disability and to supply it with a copy of the will (in the case of the Grantee's death) or such other evidence as the Committee deems necessary to establish the validity of the transfer of an option. The Committee may also require the agreement of the transferee to be bound by all of the terms and conditions of the Plan.

   (e) TRANSFERABILITY OF OPTION. Options shall be transferable only by will or the laws of descent and distribution and shall be exercisable during the Grantee's lifetime only by the Grantee.

    (f) FORM, MODIFICATION, EXTENSION AND RENEWAL OF OPTIONS. Subject to the terms and conditions and within the limitations of the Plan, an option shall be evidenced by such form of agreement as is approved by the Committee, and the Committee may modify, extend or renew outstanding options (up to the extent not theretofore exercised) and authorize the granting of new options in substitution therefor (to the extent not theretofore exercised). Notwithstanding the foregoing, no modification of an option shall, without the consent of the Grantee, alter or impair any rights or obligations under any option theretofore granted under the Plan nor shall any modification be made which shall adversely affect the status of an ISO as an incentive stock option under Section 422 of the Code.

    (g) MINIMUM NUMBER OF SHARES. The minimum number of Shares for which an option may be exercised at any time shall be 100 shares, unless the unexercised portion of the option covers a lesser number of Shares.

    (h) OTHER TERMS AND CONDITIONS. Options may contain such other provisions, which shall not be inconsistent with any of the foregoing terms of the Plan, as the Committee shall deem appropriate, including a provision permitting the Company or a subsidiary to reacquire an option for cash.

7.  CAPITAL STRUCTURE CHANGES.

    (a) If the outstanding shares of the Company's Common Stock are increased, decreased or changed into, or exchanged for a different number or kind of shares or securities of the Company, whether through merger, consolidation, reorganization, recapitalization, reclassification, stock dividend, stock split, combination of shares, exchange of shares, change in corporate structure or the like, the Board of Directors shall make appropriate and proportionate adjustments in the number and kinds of shares available for options pursuant to the Plan or subject to any outstanding options and in the purchase price therefor. The determination of the Board of Directors as to such adjustments shall be conclusive.

    (b)  Fractional Shares resulting from any adjustment in options pursuant to
Section 7 shall be eliminated at the time of exercise by rounding-down for fractions less than one-half (1/2) and rounding-up for fractions equal to or greater than one-half (1/2). No cash settlements shall be made with respect to fractional Shares eliminated by rounding. Notice of any adjustments shall be given by the Committee to each Grantee whose option has been adjusted and such adjustment (whether or not such notice is given) shall be effective and binding for all purposes of the Plan.

    (c) Upon dissolution or liquidation of the Company, or upon a reorganization, merger or consolidation in which the Company is not the surviving corporation, or upon the sale of substantially all of the property of the Company to another corporation, the Plan and options issued thereunder shall terminate, unless provision is made in connection with such transaction for the assumption of options theretofore granted, or the substitution for such options of new options of the successor employer corporation or a parent or subsidiary thereof, with appropriate adjustment as to the number and kinds of shares and the per share exercise price. In the event of such termination, all outstanding options shall be exercisable in full for at least 30 days prior to the termination date whether or not otherwise exercisable during such period.

    (d) Options may be granted under this Plan from time to time in substitution for similar options held by employees of corporations who become or are about to become employees of the Company or a subsidiary as the result of a merger or consolidation, the acquisition by the Company or a subsidiary of the assets of the employing corporation, or the acquisition by the Company or a subsidiary of the fifty percent (50%) or more of the stock of the employing corporation causing it to become a subsidiary.

    8. SECURITIES LAW REQUIREMENTS. No option granted pursuant to this Plan shall be exercisable in whole or in part nor shall the Company be obligated to sell any Shares subject to any such option if such exercise or sale, in the opinion of counsel for the Company, violates the Securities Act of 1933 (or other federal or state statutes having similar requirements). Each option shall be subject to the further requirement that, if at any time the Committee shall determine in its discretion that the listing, registration nor qualification of the Shares subject to such option under any securities exchange requirements or under any applicable law, or the consent or approval of any governmental regulatory body, is necessary as a condition of, or in connection with, the granting of such option or the issuance of Shares thereunder, such option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee. The Committee may require each person purchasing Shares pursuant to an option to represent to and agree with the Company in writing that he is acquiring the Shares without a view to distribution thereof. The certificates for such Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer. All certificates for Shares delivered under the Plan shall be subject to stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

    9. AMENDMENTS. The Board of Directors may amend or terminate the Plan in whole or in part as it deems appropriate and proper; provided, however, except as provided in Section 7, (i) without stockholder approval no action may be taken which changes the minimum option price, increases the maximum term of options, materially increases the benefits accruing to Grantees under the Plan, materially increases the number of Shares which may be subject to options pursuant to this Plan, or materially modifies the requirements as to eligibility for participation hereunder, and (ii) without the consent of the Grantee, no action may be taken which adversely affects the rights of such Grantee concerning an option.

    10. NO EMPLOYMENT RIGHT. Neither this Plan nor any action taken hereunder shall be construed as giving any right to any individual to be retained as an officer or employee of the Company or any of its subsidiaries.

    11. INDEMNIFICATION. Each person who is or at any time serves as a member of the Board of Directors or the Committee shall be indemnified and held harmless by the Company against and from (i) any loss, cost, liability or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit or proceeding to which such person may be a party or in which such person may be involved by reason of any action or failure to act under this Plan and (ii) any and all amounts paid by such person in satisfaction of judgment in any such action, suit or proceeding relating to this Plan.

    Each person covered by this indemnification shall give the Company an opportunity, at its own expense, to handle and defend the same before such person undertakes to handle and defend the same on such person's own behalf. The foregoing persons may be entitled under the charter or by-laws of the Company or any of its subsidiaries, as a matter of law, or otherwise, or any power that the Company or a subsidiary may have to indemnify such person or hold such person harmless.

    12. GOVERNING LAW. Except to he extent preempted by federal law, all matters relating to this Plan or to options granted hereunder shall be governed by the laws of the State of Maryland.

    13. EXPENSES; PROCEEDS. The expenses of implementing and administering this Plan shall be borne by the Company and its subsidiaries. Proceeds from the sale of Common Stock under the Plan shall constitute general funds of the Company.

    14. TITLES AND HEADINGS. The titles and headings of the Sections in this Plan are for convenience of reference only; in the event of any conflict, the text of this Plan, rather than such titles or headings, shall control.

/X/ PLEASE MARK VOTES                                  REVOCABLE PROXY
    AS IN THIS EXAMPLE                               MICROS SYSTEMS, INC.
                                                                                            FOR all nominees         WITHHOLD
                                                                                          listed below (except       AUTHORITY
                                                                                            as marked to the     to vote for all
                                                                                            contrary below)        nominees below
       THIS PROXY IS SOLICITED ON BEHALF OF                    I. Election of Directors           / /                   / /
               THE BOARD OF DIRECTORS                                (Proposal 1)

                                                               Louis M. Brown, Jr., Daniel A. Cohen, A.L. Giannopoulos,
   The undersigned stockholder of MICROS Systems, Inc.         Alan M. Voorhees, Edward T. Wilson
(the "Company") hereby appoints Louis M. Brown, Jr. and
A.L. Giannopoulos as Proxies, each with the power to appoint   INSTRUCTION: To withhold authority to vote for any individual
his substitute, and hereby authorizes either of them to        nominee, write that nominee's name in the space provided below.
represent and to vote, as designated below, all shares of
Common Stock of the Company held on record by the              ------------------------------------------------------------------
undersigned on October 2, 1995 at the Annual Meeting of
Stockholders to be held at 2:00 PM on November 17, 1995 at                                             FOR     AGAINST    ABSTAIN
MICROS Systems, Inc., 12000 Baltimore Avenue, Beltsville,       II. Proposal to approve the appoint-   / /       / /       / /
Maryland or at any adjournments thereof. The Board of               ment of Price Waterhouse LLP as
Directors recommends votes FOR Proposals 1 through 3.               the independent public accountants
                                                                    of the Company (Proposal 2)

                                                                                                       FOR     AGAINST    ABSTAIN
                                                               III. Proposal to approve the amend-     / /       / /       / /
                                                                    ment to the Company's 1991 Stock
                                                                    Option Plan (Proposal 3)

                                                                  This proxy will be voted as directed by the undersigned
                                                               stockholder. UNLESS CONTRARY DIRECTION IS GIVEN, THIS PROXY
                                                               WILL BE VOTED FOR PROPOSALS 1, 2, AND 3. The Proxies are
                                                               authorized, in their discretion, to vote upon such other
                                          ------------------   business as may properly come before the Annual Meeting or
PLEASE SIGN AND DATE THIS PROXY IN THE      Date               any adjournments thereof. The undersigned stockholder may
BOXES PROVIDED. WHEN SHARES ARE HELD BY                        revoke this proxy at any time before it is voted by delivering
JOINT TENANTS, BOTH SHOULD SIGN.                               to the Secretary of the Company either a written revocation
------------------------------------------------------------   of the proxy or a duly executed proxy bearing a later date, or by appearing at the Annual Meeting and voting in person.
                                                               The undersigned stockholder hereby acknowledges receipt of the
                                                               Notice of Annual Meeting and Proxy Statement.
---Stockholder sign above---Co-holder (if any) sign above---

   *SIGN YOUR NAME EXACTLY AS IT APPEARS ABOVE.
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

   DETACH ABOVE CARD, SIGN, DATE AND MAIL IN POSTAGE PAID ENVELOPE PROVIDED.


                                MICROS SYSTEMS, INC.


--------------------------------------------------------------------------------
                           PLEASE PROMPTLY COMPLETE,
     DATE, SIGN AND MAIL YOUR PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE
--------------------------------------------------------------------------------


   IF YOU RECEIVE MORE THAN ONE PROXY CARD, PLEASE SIGN AND RETURN ALL CARDS IN THE ACCOMPANYING ENVELOPE. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.